UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2025

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 La Grange Parkway, Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note

On April 16, 2025, C&F Financial Corporation (the “Corporation”) filed a Current Report on Form 8-K (the “Original 8-K”) to report on proposals submitted to a vote of the Corporation’s shareholders at its annual meeting of shareholders, which was held on April 15, 2025 (the “Annual Meeting”).  The purpose of this amendment to the Original 8-K is to report the frequency adopted by the Corporation for future advisory votes to approve the compensation of the Corporation’s named executive officers.  Except for the addition of the information reported below, no other changes have been made to the Original 8-K.

Item 5.07Submission of Matters to a Vote of Security Holders

On June 17, 2025, in light of the recommendation of the Corporation’s shareholders at its Annual Meeting of a frequency of every “1 Year,” the Board of Directors of the Corporation adopted a frequency of every “1 Year” for future advisory votes to approve the compensation of the Corporation’s named executive officers.  This frequency will be used until the next advisory vote of shareholders on such frequency, which is currently anticipated to occur no later than the Corporation’s 2031 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	June 18, 2025	By:	/s/ Jason E. Long
Jason E. Long
Executive Vice President, Chief Financial Officer and Secretary

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